EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Lubrizol Corporation Employee Benefits Administrative Committee:

We consent to the incorporation by reference in Registration Statement No. 333-179855 of Berkshire Hathaway Inc. on Form S-8 of our report dated June 15, 2022, appearing in this Annual Report on Form 11-K of The Lubrizol Corporation Employees’ Profit Sharing and Savings Plan for the year ended December 31, 2021.

/s/ Maloney + Novotny LLC

Cleveland, Ohio

June 15, 2022